GENERAL ASSIGNMENT OF ASSETS,
                          OF THE RUBBER MOLD TECHNOLOGY


     THIS ASSIGNMENT dated for reference the 15th day of December 1998

BETWEEN:

     Real Morel, (also known as) International Pallet Control Systems Inc. of Vancouver, British Columbia, Canada.

     (the "Assignor")

                                                               OF THE FIRST PART

AND:

     ENVIROKARE TECH, INC. a company incorporated under the laws of the State of Nevada, U.S.A.

     (the "Assignee")

                                                              OF THE SECOND PART

WHEREAS:

A. Immediately prior to the date hereof, the Assignor carried on the business of manufacturing and developing of a rubber mold technology and related products in the City of Port Coquitlam, B.C. and elsewhere (the "Business");

B. Concurrently herewith the Assignor has sold, and the Assignee has purchased, substantially all of the property, assets and undertakings of the business as a going concern for the price and on the terms and conditions set forth in this Agreement between the Assignor, as vendor and the Assignee, as purchaser;

     NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor and the Assignee covenant and agree as follows:

1. Unless otherwise expressly defined herein, expressions herein of which the first letter is capitalized, shall be deemed to have the meaning ascribed thereto in the Asset Purchase Agreement. For the purpose of this assignment:

     (a) "Benefits" shall collectively mean the Contracts, Goodwill, Licences, Warranties, Patents and Name;

     (b) "Contracts" shall mean the contracts and equipment leases relating to the Business described in Schedule "A" and not otherwise specifically assigned by the Assignor to the Assignee;

     (c)  "Goodwill" shall mean all of the goodwill of the Business;

     (d) "Licenses" shall mean all licences in the possession, control or name of the Assignor with respect to the Mold;

     (e) "Name" shall mean "The Pallet Company" and any other name which may be created by adding to the name "The Pallet Company" including all trade names associated therewith;

     (f) "Patents" shall mean all necessary licences and patents required for the present and intended operation of the Business issued to the Assignor by any government, statutory or other authority having jurisdiction over the same; and

     (g) "Warranties" shall mean all outstanding guarantees, warranties and indemnities obtained for the benefit of the Assignor in relation to the business and, without limiting the generality of the foregoing, shall include those warranties obtained by the Assignor, either expressly or implied from contractors, subcontractors or suppliers of mechanical and electrical machinery and equipment comprised in the business, insofar as such rights can be assigned.

2. As and from the Closing Date, the Assignor grants, assigns, transfers and makes over absolutely unto the Assignee all of its right, title and interest in and to:

     (a)  the Benefits;

     (b) any and all benefits and advantages due or accruing due to or at any time after the Closing Date under the Benefits or any extensions or renewals thereof; and

     (c) the benefit of all covenants, representations and warranties in respect of the Benefits.

3. The Assignor hereby agrees that the Assignee is to have and to hold the Benefits and all of the said monies, benefits and advantages to be derived therefrom and the right to enforce payment or the performance of covenants thereunder for its sole use and benefit forever.

4. The Assignor warrants, represents and covenants to the Assignee that:

     (a) the Assignor has full right and authority to assign the Benefits and all benefits and advantages to be derived therefrom; and

     (b) the Assignor's interests under the Benefits are free and clear of all liens, charges, encumbrances and judgments of any nature or kind whatsoever.

5. The Assignor will indemnify, defend and save harmless the Assignee from any and all actions, suits, losses, damages, and expenses that the Assignee may suffer or incur or be put to by reason of any of the warranties, representations or covenants set forth in paragraph 4 being untrue or incorrect.

6. The Assignee agrees that, as and from the Closing Date, it will assume, observe, perform, be bound by and be liable under each and every covenant, agreement, proviso and condition to be observed or performed by the Assignor under each and every one of the Benefits from and after the Closing Date, and hereby agrees to indemnify the Assignor of, from and against all obligations, liabilities, covenants and provisos contained in the Benefits and any losses, costs or damages, including all legal costs arising therefrom on or after the Closing Date.

7. The Assignor expressly authorizes the Assignee to collect, demand, sue for, enforce, recover and receive, dispose of, realize or enforce any of the Benefits as the Assignee may deem advisable, either in its own name or in the name of the Assignee without notice to the Assignor and without prejudice to any rights which the Assignee may have against the Assignor.

8. The Assignor agrees with the Assignee that it will from time to time and at all times hereafter at the request of the Assignee execute and deliver to the Assignee such further assurances for the better and more perfect assigning to the Assignee of the Benefits, or any one of them, as the Assignee may advise.

9. This Assignment and everything herein contained shall extend to, bind and enure to the benefit of the successors and assigns to each of the parties hereto.

10. Whenever the context so requires, the neuter gender shall include the masculine and the feminine and vice versa, and the singular shall include the plural.

11. The language in all parts of this Assignment shall in all cases by construed as a whole and neither strictly for nor against any of the parties hereto.

12. The invalidity or unenforceability of any provision of this Assignment or any part thereof shall not affect the validity of enforceability of the remainder of this Assignment or such provision.

     IN WITNESS WHEREOF this Assignment has been executed under seal this 15th day of December, 1998.

                                  SCHEDULE "A"

                                 PALLET MODELS
                                       Of
                             Envirokare Tech. Inc.


The Company has three pallet designs, which is ready for manufacturing. Each design uses the same molding technology but is designed for different purposes. *(Please see attached drawings.)

The Nomand V - the Company designed the Nomand V as an all-around performer. It combines the patent-applied-for one-piece to deck and bottom deck boards, made of high-density rubber, with nine strong but low-density rubber edge, corner, and centre blocks to make a lightweight, durable four-way pallet that resists damage and lasts a long time.

The Roamer - The Roamer is unique; a fully functional pallet like the Nomad V, but put together with surface-flush U-bolts that make it easy to disassemble. Four disassembled pallets can be stacked on one assembled one for empty-load shipping, increasing the number that can fit into a truck or container by 250%. Other pallet designs waste space when shipped this way because they are simply stacked. Fully assembled, with much of the shipping space taken up by empty air.

The Journeyman - The Journeyman is a one-piece, two-way design with a plank-like top deck and stringer-board undercarriage. It has no nails or joints or any kind, and is the most durable rubber pallet available. The Envirokare stringer pallet is designed to meet the majority of all pallet users. The 48X40 flat top surface has always been a strong demand in the market place. The proprietary construction material of a special resin polymer crumb rubber and palletized poly plastics (i.e. milk jugs and similar recycled plastics), the heated liquefied mixture and is then extruded into a mold and left to cool.

o    One piece designed molded pallet;
o    Long life - No nails - No breakage;
o    Non skid rubberized surface;
o A rubberized 48 X 40 pallet that meets the specification of the brick and stone hard goods, and grocery industries;
o    Outdoor storage

o    Top Deck
One piece       1 - 48"X40"X3/8"
Six holes


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


o    Stringers
     Outside       2 - 4"X3X48"
     Center        1 - 40"X3"X48"

o    Bottom Deck
     Lead Boards   2 - 40"X9"X3/8"
     Center Boards 1 - 40"X21"X3/8"

SIGNED  SEALED &  DELIVERED            )
By the said REAL MOREL also            )
known as  INTERNATIONAL PALLET         )                [ILLEGIBLE]
CONTROL SYSTEMS INC.                   )       ------------------------------
                                       )
Kathy Whyte                            )       ------------------------------
-----------------------------          )
Witness                                )
                                       )
                                       )
Assistant                              )
-----------------------------          )
Name Address & Occupation              )


THE COMMON SEAL of                     )
ENVIROKARE TECH. INC. was              )
hereunto affixed in the presence of:   )
                                       )
                                       )
Charles W. Thomas                      )          c/s
-----------------------------          )
Authorized Signatory                   )
                                       )
                                       )
Real Morel                             )
-----------------------------          )
Authorized Signatory                   )
                                       )

                                   [GRAPHIC]

                            The Journeyman Top Mould
                                    Top View
               All illustrations include an [ILLEGIBLE] factor.
                                   [GRAPHIC]

                            The Journeyman Top Mould
                                   Front View
               All illustrations include an [ILLEGIBLE] factor.
                                   [GRAPHIC]


                            The Journeyman Top Mould
                                   Right View
               All illustrations include an [ILLEGIBLE] factor.
                                   [GRAPHIC]

                           The Journeyman Base Mould
                                    Top View
               All illustrations include an [ILLEGIBLE] factor.
                                   [GRAPHIC]

                           The Journeyman Base Mould
                                   Front View
               All illustrations include an [ILLEGIBLE] factor.
                                   [GRAPHIC]

                           The Journeyman Base Mould
                                   Right View
               All illustrations include an [ILLEGIBLE] factor.
                                    [GRAPHIC]

                          The Journeyman Base Mould #2
                                    Top View
               All illustrations include an [ILLEGIBLE] factor.
                                   [GRAPHIC]

                          The Journeyman Base Mould #2
                                   Front View
               All illustrations include an [ILLEGIBLE] factor.
                                   [GRAPHIC]

                          The Journeyman Base Mould #2
                                   Right View
               All illustrations include an [ILLEGIBLE] factor.
                                   [GRAPHIC]